UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2006

URBAN OUTFITTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	000-22754	23-2003332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1809 Walnut Street, Philadelphia PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 564-2313

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4))

Item 1.01. Entry Into Material Definitive Agreement

On May 23, 2006, Urban Outfitters, Inc. (the “Company”) established the annual compensation for its non-employee directors for the period from May 24, 2006 through the date of the 2007 Annual Meeting of Shareholders. Each non-employee director will be paid cash compensation of $100,000, payable in two equal installments on June 1, 2006 and February 1, 2007, and will be reimbursed for their expenses incurred in connection with their activities as directors. In addition, each non-employee director was granted 20,000 non-qualified stock options that will vest on May 23, 2007. Based upon a grant date fair value of $12.21 per option, the Company will recognize $674,311 and $301,079 of stock-based compensation expense for the fiscal years ending January 31, 2007 and January 31, 2008, respectively, related to these grants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN OUTFITTERS, INC.

Date: May 30, 2006	By:	/s/ John E. Kyees
John E. Kyees
Chief Financial Officer